AMERCO and Consolidated Subsidiaries

     Exhibit 12.  Statement Re: Computation of Ratios

                                                            Year end
                                          -------------------------------------
                                           2000    1999    1998    1997    1996
                                          -------------------------------------
Pretax earnings from operations         $ 102.7    97.6    76.3    83.5    96.2
Plus:  Interest expense                    81.5    73.7    79.4    76.0    67.6
       Preferred stock dividends           13.6    17.4    20.8    16.9    13.0
       Amortization of debt expense
         and discounts                      0.5     0.3     0.3     0.1       -
       A portion of rental expense
         (1/3)                             45.3    39.6    30.0    28.6    23.0
                                          -------------------------------------

     Subtotal (A)                         243.6   228.6   206.8   205.1   199.8
                                          -------------------------------------


Divided by:


Fixed charges:
  Interest expense                         81.5    73.7    79.4    76.0    67.6
  Preferred stock dividends                13.6    17.4    20.8    16.9    13.0
  A portion of rental expense (1/3)        45.3    39.6    30.0    28.6    23.0
  Interest capitalized during the
    period                                  1.4     0.9     2.2     3.4     1.8
  Amortization of debt expense
    and discounts                           0.5     0.3     0.3     0.1       -
                                          -------------------------------------

     Subtotal (B)                       $ 142.3   131.9   132.7   125.0   105.4
                                          -------------------------------------

     Ratio of earnings to fixed
       charges (A)/(B)                      1.71    1.73    1.56    1.64   1.90
                                          =====================================

     AMERCO believes that one-third of AMERCO's annual rental expense is a reasonable approximation of the interest factor of such rentals.